Exhibit 99.1
Capri Holdings Limited Announces First Quarter Fiscal 2024 Results
First Quarter Results Slightly Ahead of Expectations
Announced Planned Acquisition of Capri Holdings Limited by Tapestry, Inc.
London — August 10, 2023 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the first quarter of Fiscal 2024 ended July 1, 2023.
First Quarter Fiscal 2024 Highlights
•Revenue decreased 9.6% on a reported basis and 9.3% in constant currency
•Adjusted operating margin of 9.0%
•Adjusted earnings per share of $0.74

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "As announced earlier today, the planned acquisition of Capri Holdings by Tapestry marks a major milestone for our company. It is a testament to all that our teams have achieved in building Versace, Jimmy Choo and Michael Kors into the iconic and powerful luxury fashion houses they are today. We are confident this combination will deliver immediate value to our shareholders. It will also provide new opportunities for our dedicated employees around the world as Capri Holdings becomes part of a larger and more diversified company. By joining with Tapestry, we will have greater resources and capabilities to accelerate the expansion of our global reach while preserving the unique DNA of our brands."

First Quarter Fiscal 2024 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings First Quarter Fiscal 2024 Results
•Total revenue of $1.23 billion decreased 9.6% compared to last year. On a constant currency basis, total revenue decreased 9.3%.
•Gross profit was $812 million and gross margin was 66.1%, compared to $901 million and 66.3% in the prior year. Adjusted gross profit was $812 million and adjusted gross margin was 66.1%, compared to $900 million and 66.2% in the prior year.
•Income from operations was $80 million and operating margin was 6.5%, compared to $231 million and 17.0% in the prior year. Adjusted income from operations was $111 million and operating margin was 9.0%, compared to $251 million and 18.5% in the prior year.
•Net income was $48 million, or $0.41 per diluted share, compared to $201 million, or $1.40 per diluted share, in the prior year. Adjusted net income was $88 million, or $0.74 per diluted share, compared to $215 million, or $1.50 per diluted share, in the prior year.
•Net inventory as of July 1, 2023 was $1.166 billion, an 8% decrease compared to the prior year.
Versace First Quarter Fiscal 2024 Results
•Versace revenue of $259 million decreased 5.8% on both a reported and constant currency basis.
•Versace operating income was $3 million and operating margin was 1.2%, compared to $52 million and 18.9% in the prior year.
Jimmy Choo First Quarter Fiscal 2024 Results
•Jimmy Choo revenue of $183 million increased 6.4% compared to the prior year. On a constant currency basis, total revenue increased 7.0%.
•Jimmy Choo operating income was $16 million and operating margin was 8.7%, compared to $19 million and 11.0% in the prior year.
Michael Kors First Quarter Fiscal 2024 Results
•Michael Kors revenue of $787 million decreased 13.8% compared to the prior year. On a constant currency basis, total revenue decreased 13.4%.
•Michael Kors operating income was $130 million and operating margin was 16.5%, compared to $222 million and 24.3% in the prior year.

Outlook
Given the planned acquisition of Capri Holdings Limited by Tapestry, Inc., the Company does not intend to provide financial guidance at this time and has withdrawn its previously issued guidance.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with restructuring and other (income) expense, ERP implementation costs, Capri transformation costs, COVID-19 related expenses and long-lived asset impairments. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Additional Information and Where to Find It
This communication relates to the proposed transaction involving Capri. In connection with the proposed transaction, Capri will file relevant materials with the SEC, including Capri’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Capri may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Capri’s shareholders for their consideration. Before making any voting decision, Capri’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.
Capri’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Capri, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Capri Holdings Limited, 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ, Attention: Investor Relations; telephone +1 (201) 514-8234, or from Capri’s website www.capriholdings.com.

Participants in the Solicitation
Capri and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Capri’s directors and executive officers is available in Capri’s proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on June 15, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements
This report contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the proposed transaction. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic; changes in consumer traffic and retail trends; the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could delay or result in the termination of the proposed transaction, the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction, the possibility that Capri’s shareholders may not approve the proposed transaction, the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Ordinary Shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Capri to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, and the risk the pending proposed transaction could divert the attention of Capri’s management; as well as those risks that are outlined in Capri’s disclosure filings and materials, which you can find on http://www.capriholdings.com, such as its Form 10-K, Form 10-Q and Form 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	July 1, 2023	July 2, 2022
Total revenue	$1,229	$1,360
Cost of goods sold	417	459
Gross profit	812	901
Total operating expenses	732	670
Income from operations	80	231
Other expense, net	1	—
Interest expense (income), net	8	(4)
Foreign currency loss	21	4
Income before income taxes	50	231
Provision for income taxes	2	28
Net income	48	203
Less: Net income attributable to noncontrolling interest	—	2
Net income attributable to Capri	$48	$201
Weighted average ordinary shares outstanding:
Basic	117,431,941	141,913,586
Diluted	118,282,633	143,733,984
Net income per ordinary share:
Basic	$0.41	$1.42
Diluted	$0.41	$1.40

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	July 1, 2023	April 1, 2023	July 2, 2022
Assets
Current assets
Cash and cash equivalents	$238	$249	$221
Receivables, net	300	369	394
Inventories, net	1,166	1,057	1,265
Prepaid expenses and other current assets	216	195	201
Total current assets	1,920	1,870	2,081
Property and equipment, net	551	552	466
Operating lease right-of-use assets	1,359	1,330	1,388
Intangible assets, net	1,737	1,728	1,739
Goodwill	1,308	1,293	1,336
Deferred tax assets	312	296	231
Other assets	222	226	369
Total assets	$7,409	$7,295	$7,610
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$476	$475	$540
Accrued payroll and payroll related expenses	121	154	123
Accrued income taxes	82	73	136
Short-term operating lease liabilities	416	429	399
Short-term debt	13	5	37
Accrued expenses and other current liabilities	340	314	379
Total current liabilities	1,448	1,450	1,614
Long-term operating lease liabilities	1,354	1,348	1,465
Deferred tax liabilities	505	508	476
Long-term debt	1,924	1,822	1,382
Other long-term liabilities	366	318	295
Total liabilities	5,597	5,446	5,232
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 225,684,542 shares issued and 116,064,396 outstanding at July 1, 2023; 224,166,250 shares issued and 117,347,045 outstanding at April 1, 2023 and 223,503,792 shares issued and 137,956,977 outstanding at July 2, 2022	—	—	—
Treasury shares, at cost (109,620,146 shares at July 1, 2023, 106,819,205 shares at April 1, 2023 and 85,546,815 shares at July 2, 2022)	(5,457)	(5,351)	(4,299)
Additional paid-in capital	1,375	1,344	1,294
Accumulated other comprehensive income	137	147	89
Retained earnings	5,756	5,708	5,293
Total shareholders’ equity of Capri	1,811	1,848	2,377
Noncontrolling interest	1	1	1
Total shareholders’ equity	1,812	1,849	2,378
Total liabilities and shareholders’ equity	$7,409	$7,295	$7,610

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		July 1, 2023	July 2, 2022
Revenue by Segment and Region:

Versace	The Americas	$82	$115
	EMEA	116	107
	Asia	61	53
Versace Revenue		259	275

Jimmy Choo	The Americas	49	54
	EMEA	81	66
	Asia	53	52
Jimmy Choo Revenue		183	172

Michael Kors	The Americas	501	625
	EMEA	175	191
	Asia	111	97
Michael Kors Revenue		787	913

Total Revenue		$1,229	$1,360

Income from Operations:
Versace		$3	$52
Jimmy Choo		16	19
Michael Kors		130	222
Total segment income from operations		149	293
Less: Corporate expenses		(71)	(60)
Restructuring and other income (expense)		2	(3)
COVID-19 related charges		—	1
Total Income from Operations		$80	$231

Operating Margin:
Versace		1.2%	18.9%
Jimmy Choo		8.7%	11.0%
Michael Kors		16.5%	24.3%
Capri		6.5%	17.0%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	July 1, 2023	July 2, 2022
Versace	224	208
Jimmy Choo	237	236
Michael Kors	810	821
Total number of retail stores	1,271	1,265

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	July 1, 2023	July 2, 2022	As Reported	Constant Currency
Total Revenue:
Versace	$259	$275	(5.8)%	(5.8)%
Jimmy Choo	183	172	6.4%	7.0%
Michael Kors	787	913	(13.8)%	(13.4)%
Total Revenue	$1,229	$1,360	(9.6)%	(9.3)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended July 1, 2023
	As Reported	Restructuring and Other (Income) Expense (1)	ERP Implementation (2)	Capri Transformation (3)	As Adjusted
Gross profit	$812	$—	$—	$—	$812

Operating expenses	$732	$2	$(5)	$(28)	$701

Total income from operations	$80	$(2)	$5	$28	$111

Foreign currency loss	$21	$(17)	$—	$—	$4

Income before provision for income taxes	$50	$15	$5	$28	$98
Provision for income taxes	$2	$3	$1	$4	$10
Net income attributable to Capri	$48	$12	$4	$24	$88
Diluted net income per ordinary share - Capri	$0.41	$0.10	$0.03	$0.20	$0.74
______________________
(1)Amounts impacting operating expenses primarily includes a gain on the sale of a long-lived corporate asset, partially offset by expenses related to equity awards associated with the acquisition of Gianni Versace S.r.l. and severance expenses. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization. This ERP implementation will continue through Fiscal 2026 and we expect expenditures up to $170 million.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. through Fiscal 2026, we expect expenditures up to $220 million related to these efforts.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended July 2, 2022
	As Reported	Restructuring and Other Expense (1)	COVID-19 Related Expenses	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$901	$—	$(1)	$—	$—	$900

Operating expenses	$670	$(3)	$—	$(9)	$(9)	$649

Total income from operations	$231	$3	$(1)	$9	$9	$251

Income before provision for income taxes	$231	$3	$(1)	$9	$9	$251
Provision for income taxes	$28	$1	$—	$2	$3	$34
Net income attributable to Capri	$201	$2	$(1)	$7	$6	$215
Diluted net income per ordinary share - Capri	$1.40	$0.01	$—	$0.05	$0.04	$1.50
______________________
(1)Primarily Includes expenses related to equity award associated with the acquisition of Gianni Versace S.r.l.